Exhibit 99.1

AGREEMENT AND RELEASE

This Agreement and Release ("Agreement") is entered into this 13th day of December 2004 by and between Ardent Mines Limited, a Nevada corporation with File Number: C20312-2000 hereinafter referred to as "Ardent," Taras Chebountchak, an individual, hereinafter referred to as "Chebountchak" and Reg Handford, and individual, hereinafter referred to as "Handford."

RECITALS

1. WHEREAS, Handford is currently an officer, director and shareholder of Ardent; and,

2. WHEREAS, Handford desires to resign as an officer and director and sell his shares of Ardent; and,

3. WHEREAS, Ardent is willing to accept Handford's resignation as an officer and director of Ardent and Chebountchak desires to purchase all of Handford's shares of common stock of Ardent.

AGREEMENT

NOW, THEREFORE, in consideration of the following terms, covenants and conditions, the parties agree as follows:

Section 1. Transfer of Shares.

Handford hereby assigns and transfers to Chebountchak, all of his right, title and interest in and to 2,500,000 shares of Ardent common stock and Handford concurrently with the execution of this agreement hereby delivers said 2,500,000 shares of common stock of Ardent to Taras Chebountchak. Handford represents that the foregoing shares constitute all of the shares of Ardent common stock owned by him.

Section 2. Exchange of Funds.

Concurrently with the execution of this agreement, Chebountchak tenders to Handford US$12,500 which Handford acknowledges receipt thereof.

Section 3. Resignation

Handford hereby resigns as an officer and director or Ardent. Handford represents that his resignation is not related to any disagreement he has with Ardent on any matter relating to Ardent's operations, policies or practices.

Section 4. Release of Potential Claims and Release of Potential Assignment of Claims against Reg Handford and Taras Chebountchak.

1. In consideration of the full payment of the amount specified in Section 2 above, Handford hereby releases and forever discharges Ardent and Chebountchak, their respective heirs, successors, parents, subsidiaries, affiliates, assigns, officers, directors, agents, servants and employees, from any and all claims, demands, obligations payments, losses, causes of action, costs, expenses, attorneys fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether known or unknown, which Handford has, had or claims to have against Ardent or Chebountchak from the beginning of time to the date of these presences.

2. Ardent and Chebountchak, jointly and severally, on behalf of themselves and their heirs, successors, parents, subsidiaries, affiliates, assigns, officers, directors, agents, servants and employees, hereby release and forever discharge Handford from any and all claims, demands, obligations, payments, losses, causes of action, costs, expenses, attorneys fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether known or unknown, which Ardent and Chebountchak have, had or claim to have against Handford from the beginning of time to the date of these presences.

Section 5. Integration Clause.

This Agreement represents and contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes any and all prior oral and written agreements and understandings. No representations, warranties, conditions, understandings or agreements of any kind with respect to the subject matter of this Agreement shall be relied upon by the parities except those contained herein. This Agreement may not be amended or modified except by an agreement signed by the party against whom enforcement of any modification or amendment is sought.

Section 6. Confidentially.

The terms of this Agreement are confidential and the terms hereof have not been disclosed to any persons, other than to the parties' attorneys, and will not be disclosed to any person without the express consent of all parties or as directed by applicable court order with the exception of filing a copy therewith with the United States Securities and Exchange Commission, acknowledging that such filing is normally part of the public record.

Section 7. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

ARDENT MINES LIMITED

BY:	/s/ Taras Chebountchak
Taras Chebountchak, Chief Financial Officer

And,

BY:	/s/ Taras Chebountchak
Taras Chebountchak, an individual of Toronto, Ontario

Witness:

/s/ Tim Palmer
Name
Tim Palmer 2407 Park Ste Miss. Ont (905) 274-5898
Contact Information

And,

BY:	/s/ Reg Handford
Reg Handford, an individual of Burnaby, BC

Witness:

Robert Jarna
Name

Robert Jarna 125A-1030 Denman Vancouver, BC (778) 892-9490
Contact Information